UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

Valaris Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-08097	98-1589854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street
Hamilton, Bermuda HM 11

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code 44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value share	VAL	New York Stock Exchange
Warrants to purchase Common Shares	VAL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On April 19, 2023, Valaris Limited (the “Company”) and Valaris Finance Company LLC (“Valaris Finance” and, together with the Company, the “Issuers”) issued $700 million aggregate principal amount of 8.375% Senior Secured Second Lien Notes due 2030 (the “Notes”) in a private placement (the “Offering”) conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued at par for net proceeds of approximately $685 million, after deducting the initial purchasers’ discount and estimated offering expenses. The Company is using a portion of the net proceeds from the Offering to fund the redemption of all of its outstanding Senior Secured First Lien Notes due 2028 and intends to use the remaining net proceeds for general corporate purposes, which may include working capital, capital expenditures, share repurchases and acquisitions.

The Notes are governed by an Indenture, dated as of April 19, 2023 (the “Indenture”), entered into among the Issuers, certain subsidiaries of the Company named therein (the “Guarantors”) and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”). The Notes will mature on April 30, 2030. Interest on the Notes is payable semi-annually in arrears on April 30 and October 30 of each year, beginning on October 30, 2023. The Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors and by each of the Company’s future restricted subsidiaries (other than Valaris Finance) that guarantees any debt of the Issuers or any guarantor under certain future debt in an aggregate principal amount in excess of a certain amount.

The Notes and the related guarantees are (or will be, subject to post-closing timeframes permitted for the perfection of certain liens on the collateral) secured on a second-priority basis, subject to permitted liens, by (a) second preferred ship mortgages over each vessel owned by the Issuers and the Guarantors as of April 19, 2023, with certain exceptions (the “Collateral Vessels”); (b) second priority assignments of certain insurances and requisition compensation in respect of the Collateral Vessels; (c) second priority pledges of all equity interests in (i) Rowan Rex Limited, (ii) the existing subsidiaries of the Company owning a Collateral Vessel (such subsidiaries, the “Collateral Rig Owners”) and (iii) each subsidiary that holds joint venture interests in the joint ventures that own Rigs DS-4 and V106; (d) second priority assignments of earnings of the Collateral Vessels from the Collateral Rig Owners; (e) all future assets of the Issuers and the Guarantors that are pledged to secure the Company’s obligations under the credit agreement governing the Company’s revolving credit facility (the “Credit Agreement”); and (f) all proceeds thereof.

On or after April 30, 2026, the Issuers may, at their option, redeem all or any portion of the Notes, at once or over time, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date. The following prices are for Notes redeemed during the 12-month period commencing on April 30 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2026	104.188%
2027	102.094%
2028 and thereafter	100.000%

At any time prior to April 30, 2026, the Issuers may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture (including any additional Notes, if any) with an amount equal to or less than the net cash proceeds of certain equity offerings, at a redemption price equal to 108.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but not including, the redemption date. In addition, at any time prior to April 30, 2026, the Issuers may redeem up to 10% of the aggregate principal amount of the Notes during any twelve-month period at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

At any time prior to April 30, 2026, the Issuers may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium.

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt and issue certain preferred stock; (ii) incur or create liens; (iii) make certain distributions, investments and other restricted payments; (iv) sell or otherwise dispose of certain assets; (v) engage in certain transactions with affiliates; and (vi) merge, consolidate, amalgamate or sell, transfer, lease or otherwise dispose of all or substantially all of the Company’s assets. These covenants are subject to important exceptions and qualifications. In addition, many of these covenants will be suspended with respect to the Notes during any time that the Notes have investment grade ratings from at least two rating agencies and no default with respect to the Notes has occurred and is continuing.

Upon the occurrence of certain Change of Control Triggering Event (as defined in the Indenture), the Issuers may be required to make an offer to repurchase all of the Notes then outstanding at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, the commitments under the Credit Agreement became available to be borrowed upon the closing of the Offering, subject to customary borrowing conditions applicable to borrowings thereunder.

Collateral Trust Agreement

On April 19, 2023, the Company and the Guarantors that are also grantors of collateral (the “Grantors”) entered into a collateral trust agreement with Citibank, N.A., as administrative agent (the “Administrative Agent”) under the Credit Agreement, the Trustee and the Collateral Trustee (the “Collateral Trust Agreement”). The Collateral Trust Agreement, among other things, sets forth the terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon any property of the Issuers and the Guarantors at any time held by it, for the benefit of the current and future holders of First Lien Obligations and Junior Lien Obligations (each as defined in the Collateral Trust Agreement) as well as establishing the priority of the liens on the collateral as between the First Lien Obligations and Junior Lien Obligations.

The foregoing description of the Collateral Trust Agreement is qualified in its entirety by reference to the full text of the Collateral Trust Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On April 19, 2023, the Company issued a press release announcing the consummation of the Offering and the availability of the commitments under the Credit Agreement described in Item 1.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than historical facts included in this Current Report on Form 8-K, are forward-looking statements. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words and specifically include statements regarding the Offering and the use of proceeds therefrom. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated April 19, 2023, by and among the Issuers, the Guarantors, the Trustee and the Collateral Trustee, relating to the Offering.
4.2	Form of 8.375% Senior Secured Second Lien Notes due 2030 (included in Exhibit 4.1).
10.1	Collateral Trust Agreement, dated April 19, 2023, by and among the Issuers, the Grantors, the Administrative Agent, the Trustee and the Collateral Trustee.
99.1	Press Release issued by the Company on April 19, 2023, announcing the closing of the Offering and the availability of the commitments under the Credit Agreement.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris Limited

Date: April 19, 2023	By:	/s/ Davor Vukadin
	Name:	Davor Vukadin
	Title:	Senior Vice President and General Counsel